                                FIRST AMENDMENT

       THIS FIRST AMENDMENT, dated as of July __, 2000 (this "AMENDMENT"), is among IQI, INC., a New York corporation (the "BORROWER"), AEGIS COMMUNICATIONS GROUP, INC., a Delaware corporation, ("AEGIS") and the Lenders (as defined below) signatories hereto.

                              W I T N E S S E T H:

       WHEREAS, the Borrower, Aegis, certain financial institutions from time to time parties thereto (collectively, the "LENDERS"), Credit Suisse First Boston, as Syndication Agent and The Bank of Nova Scotia, as Documentation Agent and Administrative Agent for the Lenders are parties to the Third Amended and Restated Credit Agreement, dated as of December 10,1999 (as amended, supplemented or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT");

       WHEREAS, the Borrower has requested that the Lenders (a) amend the Existing Credit Agreement in certain respects as described below and (b) waive compliance with certain provisions of the Existing Credit Agreement as described below; and

       WHEREAS, the Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement, as set forth below (the Existing Credit Agreement, as amended by this Amendment, being referred to as the "CREDIT AGREEMENT");

       NOW, THEREFORE, the parties hereto hereby agree as follows.


                                     PART I
                                  DEFINITIONS

       SUBPART 1.1. CERTAIN DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

       "AEGIS" is defined in the PREAMBLE.

       "AMENDMENT" is defined in the PREAMBLE.

       "BORROWER" is defined in the PREAMBLE.

       "CREDIT AGREEMENT" is defined in the THIRD RECITAL.

       "EXISTING CREDIT AGREEMENT" is defined in the FIRST RECITAL.

       "FIRST AMENDMENT EFFECTIVE DATE" is defined in SUBPART 3.1.

       "LENDERS" is defined in the FIRST RECITAL.

       SUBPART 1.2. OTHER DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.


                                    PART II
                               AMENDMENTS TO THE
                           EXISTING CREDIT AGREEMENT

       Effective on (and subject to the occurrence of) the First Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part.

       SUBPART 2.1. AMENDMENTS TO ARTICLE I. Article I of the Existing Credit Agreement is hereby amended as set forth in SUBPARTS 2.1.1 through 2.1.3.

       SUBPART 2.1.1. Section 1.1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in such Section in the appropriate alphabetical sequence:

       "EBITDA ADJUSTMENT" is defined in the definition of "EBITDA".

       "FIRST AMENDMENT" means the First Amendment, dated as of July __, 2000, among the Borrower, Aegis and the Lenders party thereto.

       "FIRST AMENDMENT EFFECTIVE DATE" is defined in Subpart 3.1 of the First Amendment.

       SUBPART 2.1.2. The definition of "Applicable Commitment Fee" appearing in Section 1.1 of the Existing Credit Agreement is hereby amended in its entirety as set forth below:

       "APPLICABLE COMMITMENT FEE" means (a) prior to the First Amendment Effective Date, .375% per annum and (b) on and following the First Amendment Effective Date the applicable percentage set forth below corresponding to the relevant Leverage Ratio:

                   Leverage                       Applicable Commitment
                    Ratio                              Fee Margin
                   --------                            ----------
          GREATER THAN 3.0:1                              .500%

          LESS THAN OR EQUAL TO 3.0:1                     .375%


       Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), the Applicable Commitment Fee from the First Amendment Effective Date through (and including) the date on which the Compliance Certificate for the Fiscal Quarter ending December 31, 2000 is delivered shall be .5%. The Leverage Ratio used to compute the Applicable Commitment Fee shall be that set forth in the Compliance Certificate most recently delivered by the Borrower to the Administrative Agent pursuant to CLAUSE (c) of SECTION 7.1.1. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective upon delivery by the Borrower to the Administrative Agent of a new Compliance Certificate pursuant to CLAUSE
       (c) of SECTION 7.1.1 following the Fiscal Quarter ending December 31, 2000. If the Borrower shall fail to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter (or within 90 days, in the case of the last Fiscal Quarter of the Fiscal Year), the Applicable Commitment Fee from and including the 46th (or 91st, as the case may be) day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above.

       SUBPART 2.1.3. The following defined terms appearing in Section 1.1 of the Existing Credit Agreement are hereby amended as set forth below:

              (a) The definition of "APPLICABLE MARGIN" is hereby amended by
       (i) deleting the words "Effective Date" in clauses (a) and (b) thereof and replacing them with the words "First Amendment Effective Date",
       (ii) deleting the pricing grid contained in clause (b) thereof and replacing it with the following pricing grid:

                                                             Applicable Margin for     Applicable Margin for
                     Debt to EBITDA Ratio                       Base Rate Loans           LIBO Rate Loans
                     --------------------                       ---------------           ---------------

                 GREATER THAN OR EQUAL TO 3.5:1                      1.50%                     2.50%
        GREATER THAN OR EQUAL TO 3.0:1 and LESS THAN 3.5:1           1.25%                     2.25%
        GREATER THAN OR EQUAL TO 2.5:1 and LESS THAN 3.0:1           1.00%                     2.00%
        GREATER THAN OR EQUAL TO 2.0:1 and LESS THAN 2.5:1           0.75%                     1.75%
                        LESS THAN 2.0:1                              0.50%                     1.50%


              and (iii) deleting the words "Closing Date" and replacing them with "First Amendment Effective Date" in the first sentence following the pricing grid, and deleting the words "March 31, 2000" in such sentence and replacing them with "December 31, 2000".

              (b) The definition of "EBITDA" is hereby amended by inserting the following sentence at the end of such definition:

              Notwithstanding the foregoing, non-recurring special charges, in the amount incurred, but in no event to exceed $5,900,000, resulting from the non-health care benefit charges during the second Fiscal Quarter of the 2000 Fiscal Year shall be excluded (the "EBITDA ADJUSTMENT") from the calculation of EBITDA.

       SUBPART 2.2. Amendment to Article II. Section 2.2.2 of the Existing Credit Agreement is hereby amended by adding the following new clause (c) at the end thereof:

              (c) Following the delivery of the Compliance Certificate for the Fiscal Quarter ending December 31, 2000 pursuant to CLAUSE (c) of SECTION 7.1.1, the Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced by a Dollar amount equal to 1.3 MULTIPLIED by ($14,233,000 MINUS y) rounded to the nearest $500,000, where "y" is equal to the aggregate of the EBITDA reported (in accordance with CLAUSE (b) or SECTION 7.1.1) for the Fiscal Quarters ending September 30, 2000 and December 31, 2000 (such EBITDA not to take into account the EBITDA Adjustment), if y is less than $14,233,000; PROVIDED, however that in no event shall such reduction exceed $4,000,000 and; PROVIDED, FURTHER, however that there shall be no reduction to the Revolving Loan Commitment Amount if y exceeds $14,233,000.

       SUBPART 2.3. AMENDMENTS TO ARTICLE VII. Article VII of the Existing Credit Agreement is hereby amended as set forth in SUBPARTS 2.3.1 through 2.3.2.

       SUBPART 2.3.1. Clauses (a) and (c) of Section 7.1.1 of the Existing Credit are amended in their entirety to read as follows:

              (a) as soon as available and in any event within 30 days (or, in the case of March, June and September, 45 days) after the end of each month (other than December), consolidated balance sheets of Aegis and its Subsidiaries as of the end of such month (or, in the case of March, June and September, such month and such Fiscal Quarter) and consolidated statements of earnings of Aegis and its Subsidiaries for such month (or, in the case of March, June and September, such month and such Fiscal Quarter) and for the period commencing at the end of the previous Fiscal Year and ending with the end of such month (or, in the case of March, June and

              September, such month and such Fiscal Quarter), certified by the chief financial or accounting Authorized Officer of Aegis;

              (c) together with the delivery of the financial information required pursuant to CLAUSES (a) (for the Fiscal Quarters ending March, June and September) and (b) above, a Compliance Certificate executed by the chief financial or accounting Authorized Officer of Aegis and the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in
              SECTION 7.2.4;

       SUBPART 2.3.2. Clauses (a) and (b) of Section 7.2.4 of the Existing Credit Agreement are hereby amended in their entirety to read as follows:

              (a) DEBT TO EBITDA RATIO. Aegis will not permit the Debt to EBITDA Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

                  Period:                         Debt to EBITDA Ratio:
                  -------                         ---------------------

          07/01/00 through 09/30/00                    5.50: 1.00
          10/01/00 through 12/31/00                    3.75: 1.00
          01/01/01 through 03/31/01                    3.25: 1.00
          04/01/01 through 06/30/01                    2.25: 1.00
          07/01/01 and thereafter                      2.00: 1.00

              (b) INTEREST COVERAGE RATIO. Aegis will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                  Period:                       Interest Coverage Ratio:
                  -------                       ------------------------

          07/01/00 through 09/30/00                    2.10: 1.00
          10/01/00 through 12/31/00                    2.50: 1.00
          01/01/01 through 03/31/01                    2.75: 1.00
          04/01/01 through 06/30/01                    3.50: 1.00
          07/01/01 and thereafter                      4.50: 1.00

       SUBPART 2.4. AMENDMENTS TO EXHIBITS. The Compliance Certificate is hereby amended to the extent necessary to give effect to the modifications set forth in this Amendment.


                                    PART III
                          CONDITIONS TO EFFECTIVENESS

       SUBPART 3.1. EFFECTIVE DATE AND CONDITIONS. This Amendment shall become effective as of the date set forth in the preamble (the "FIRST AMENDMENT EFFECTIVE DATE") when each of the conditions set forth in this Part have been satisfied.

       SUBPART 3.1.1. EXECUTION OF COUNTERPARTS. The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower, Aegis and the Lenders.

       SUBPART 3.1.2. AFFIRMATION AND CONSENT. The Administrative Agent shall have received an affirmation and consent, in form and substance satisfactory to it, duly executed and delivered by each Obligor other than Aegis and the Borrower.

       SUBPART 3.1.3. FEES AND EXPENSES. The Administrative Agent shall have received all fees and expenses due and payable pursuant to SUBPART 4.9 (to the extent then invoiced) and pursuant to the Credit Agreement (including all previously invoiced fees and expenses).

       SUBPART 3.1.4. LEGAL DETAILS, ETC. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request. All legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.


                                    PART IV
                            MISCELLANEOUS PROVISIONS

       SUBPART 4.1. WAIVER. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Borrower herein contained, the Lenders waive compliance by the Borrower with the provisions of Section 7.2.4 of the Existing Credit Agreement for the Fiscal Quarter ending June 30, 2000. The foregoing waiver shall be limited precisely as written and in no event shall be deemed to constitute a waiver of compliance by any Obligor with respect to any other term, provision or condition of any Loan Document or prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any other instrument or agreement referred to therein.

       SUBPART 4.2. CROSS-REFERENCES. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of the Existing Credit Agreement.

       SUBPART 4.3. LOAN DOCUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

       SUBPART 4.4. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

       SUBPART 4.5. FULL FORCE AND EFFECT; LIMITED AMENDMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and waivers set forth in this Amendment shall be limited precisely as provided for in this Amendment to the provisions expressly amended and waived herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document or of any transaction or further or future action on the part of the Borrower or any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

       SUBPART 4.6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

       SUBPART 4.7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement.

       SUBPART 4.8. REPRESENTATION AND WARRANTIES. In order to induce the Lenders to execute and deliver this Amendment, the Borrower and Aegis each represent that both before and after giving effect to this Amendment, the statements contained in clauses (a) through (e) of Section 5.2.1 of the Existing Credit Agreement are true and correct.

       SUBPART 4.9. FEES AND EXPENSES. The Borrower agrees to pay on demand all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and the documents and transactions contemplated hereby, including the reasonable fees and disbursements of Mayer, Brown & Platt, as counsel for the Administrative Agent.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                             IQI, INC.


                                             By
                                               --------------------------------
                                               Title:


                                             AEGIS COMMUNICATIONS GROUP, INC.


                                             By
                                               --------------------------------
                                               Title:


                                             THE BANK OF NOVA SCOTIA


                                             By
                                               --------------------------------
                                               Title:


                                             CREDIT SUISSE FIRST BOSTON


                                             By
                                               --------------------------------
                                               Title:

                                             By
                                               --------------------------------
                                               Title: